REFERENCE 23

               CONSENT OF BEARD, NERTNEY, KINGERY, CROUSE & HOHL, P.A.



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                  [Letterhead of Beard Nertney Kingery Crouse & Hohl P.A.]






September 14, 1999

                    CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form SB-2 (No. __________) of our report dated September 9, 1999, with respect to the financial statements of Hojo Holdings, Inc., as of and for the period January 5, 1999 (date of incorporation) to August 31, 1999, filed with the Securities and Exchange Commission.



/s/ BEARD, NERTNEY, KINGERY, CROUSE & HOHL, P.A.




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